Exhibit 10.2

EXECUTION VERSION

OMNIBUS GUARANTEE, PLEDGE AND SECURITY AGREEMENT

made by

FUELCELL ENERGY FINANCE, LLC,
as Pledgor,

FUELCELL ENERGY OPCO FINANCE 1, LLC,
as Borrower

and

BRIDGEPORT FUEL CELL, LLC,

GROTON FUEL CELL 1, LLC,

RIVERSIDE FUEL CELL, LLC,

SRJFC, LLC,

FUELCELL YT HOLDCO, LLC, and

New Britain Renewable Energy, LLC

each a Subsidiary Grantor Party Hereto from Time To Time

in favor of

INVESTEC BANK PLC,
as Collateral Agent

Dated as of May 19, 2023

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SECTION 6	REMEDIAL PROVISIONS	21

6.1	Certain Matters Relating to Receivables	21
6.2	Communications with Obligors; Grantors Remain Liable	21
6.3	Pledged Stock	22
6.4	Proceeds to be Turned Over to the Collateral Agent	23
6.5	Application of Proceeds	23
6.6	UCC and Other Remedies	23
6.7	Sale of Pledged Stock	24
6.8	Subordination	25
6.9	Deficiency	25

SECTION 7	THE COLLATERAL AGENT	25

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc	25
7.2	Duty of Collateral Agent	26
7.3	Authorization to File Financing Statements	27
7.4	Authority of Collateral Agent	27

SECTION 8	MISCELLANEOUS	28

8.1	Amendments in Writing	28
8.2	Notices	28
8.3	No Waiver by Course of Conduct; Cumulative Remedies	28
8.4	Enforcement Expenses; Indemnification	28
8.5	Successors and Assigns	29
8.6	Set-Off	29
8.7	Counterparts	30
8.8	Severability	30
8.9	Section Headings	30
8.10	Integration	30
8.11	GOVERNING LAW	30
8.12	Submission To Jurisdiction; Waivers	30
8.13	Acknowledgements	31
8.14	Releases	31
8.15	WAIVER OF JURY TRIAL	32
8.16	Force Majeure	32
8.17	Consequential Damages	32
8.18	Acknowledgment and Consent to Bail-in Action	32
8.19	Joinder of Additional Grantors	33

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SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 3.4	Inventory and Equipment Locations
Schedule 3.6(d)	Certificated Securities
Schedule 4.8	Commercial Tort Claims

EXHIBITS

Exhibit A	Form of Grantor Supplement

iii

OMNIBUS GUARANTEE, PLEDGE AND SECURITY AGREEMENT

OMNIBUS GUARANTEE, PLEDGE AND SECURITY AGREEMENT, dated as of May 19, 2023, made by FUELCELL ENERGY FINANCE, LLC, a Delaware limited partnership (“Pledgor”), FUELCELL ENERGY OPCO FINANCE 1, LLC, a Delaware limited liability company (the “Borrower”), BRIDGEPORT FUEL CELL, LLC, a Virginia limited liability company (“Bridgeport Project Company”), GROTON FUEL CELL 1, LLC, a Connecticut limited liability company (“Pfizer Project Company”), RIVERSIDE FUEL CELL, LLC, a Delaware limited liability company (“Riverside Project Company”), SRJFC, LLC, a Delaware limited liability company (“Santa Rita Project Company”), New Britain Renewable Energy, LLC (“Central Project Company”) FUELCELL YT HOLDCO, LLC, a Delaware limited liability company (“Yaphank”, and together with Bridgeport Project Company, Pfizer Project Copmany, Riverside Project Company, Santa Rita Project Company and Central Project Company, each a “Subsidiary Grantor”, and together with Pledgor and Borrower, the “Grantors”), in favor of INVESTEC BANK PLC, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S E T H:

WHEREAS, the Borrower has entered into a Financing Agreement, dated as of the date hereof (as amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Financing Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Investec Bank plc, as administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Agent;

WHEREAS, the Borrower and the other Grantors will derive substantial direct and indirect benefit from the making of the extensions of credit under the Financing Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Financing Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Financing Agreement and to induce the Lenders to make their respective extensions of credit thereunder to the Borrower and in consideration of the other accommodations of the Secured Parties under the Financing Agreement, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1        DEFINED TERMS

1.1              Definitions.

(a)               Unless otherwise defined herein, terms defined in the Financing Agreement (whether directly or by reference to another agreement or document) and used herein shall have such meanings given to them in the Financing Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Security, Securities Account, Security Certificate, Security Entitlement, Software, Supporting Obligations and Uncertificated Security.

(b)               The following terms shall have the following meanings:

“Account Collateral”: (i) each Collateral Account (subject to the proviso below) and (ii) all cash, instruments, Investment Property, Securities, Securities Entitlements and other Financial Assets at any time on deposit in or credited to any Collateral Account, including all income, earnings and distributions thereon and all proceeds of any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all amounts payable under or in connection with any of the foregoing.

“Administrative Agent”: as defined in the Recitals hereto.

“Agreement”: this Omnibus Guarantee, Pledge and Security Agreement, as amended, supplemented, restated, amended and restated or otherwise modified from time to time.

“Borrower”: as defined in the Preamble hereto.

“Bridgeport Project Company”: as defined in the Preamble hereto.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests, limited liability company interests and membership interests, and any and all rights thereunder and warrants, rights or options to purchase any of the foregoing.

“Central Project Company”: as defined in the Preamble hereto.

“Collateral”: as defined in Section 3.

“Collateral Accounts”: the Accounts under and as defined in the Depositary Agreement.

“Collateral Agent”: as defined in the Preamble hereto.

“Contracts”: all contracts and agreements to which any Grantor (other than Pledgor) is or may hereafter become a party (in each case, whether written or oral, or third party or intercompany), including, without limitation, the Major Project Documents, including, without limitation, (i) all rights of such Grantors to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantors to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantors to damages arising thereunder and (iv) all rights of such Grantors to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Excluded Asset”: (i) any lease, license, permit, contract, property right or agreement to which a Grantor is a party (including any of its rights or interests thereunder) if the grant of such security interest therein shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor under such lease, license, contract or agreement or (B) in a breach or termination pursuant to the terms of such lease, license, permit, contract or agreement, or a default under, any such lease, license, permit, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (ii) any lease, license, permit, contract, property right or agreement to which any Grantor is a party (including any of its rights or interests thereunder) to the extent that a security interest therein is prohibited by or in violation of any law, rule or regulation applicable to such Grantor (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided that any such property described in the foregoing items (i) and (ii) shall constitute an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the Lien of the Security Documents immediately and automatically, at such time as such consequence shall no longer exist; (iii) cars, trucks, trailers, construction and earthmoving equipment and other vehicles covered by a certificate of title law of any state, rolling stock or aircraft; (iv) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (v) (A) cash collateral accounts (and amounts on deposit therein or credited thereto) and (B) other similar accounts (and amounts on deposit therein or credited thereto), provided by the Borrower to or on behalf of third parties in each case subject to a Permitted Lien; (vi) any distribution or other Restricted Payments which any Grantor in turn distributes to Pledgor or any other Person; provided that such distribution or other Restricted Payment to Pledgor or any such other Person is made pursuant to, or otherwise in accordance with, the terms of the Financing Documents; and (vii) property with respect to which the Collateral Agent determines in its reasonable discretion that the costs of obtaining security interests therein are excessive in relation to the value of the security to be afforded thereby.

“Financing Agreement”: as defined in the Recitals hereto.

“Governing Documents”: with respect to any Issuing Entity, its certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws, partnership agreement, operating agreement or limited liability company agreement, together with all other agreements or understandings of any kind, nature or description relating to the governance and management of the Issuing Entity and the corresponding legal and economic relationships of the owners of the Capital Stock (however designated) in the Issuing Entity, including the Pledged Stock.

“Grantors”: as defined in the Preamble hereto.

“Guaranty”: the guarantee pursuant to Section 2.

“Guaranteed Obligations”: the meaning provided to such term in Section 2.1.

“Guarantors”: each Subsidiary Guarantor.

“Insurance Policies”: any insurance policy maintained by any Grantor.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property”: the collective reference to (i) with respect to Pledgor, all Pledged Stock, (ii) with respect to each other Grantor, (A) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (B) whether or not constituting “investment property” as so defined, and all Pledged Stock.

“Issuing Entity”: a corporation, partnership, limited liability company or any other entity that issues Capital Stock.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Grantors taken as a whole, (b) the validity or enforceability of any of the Financing Documents or the rights and remedies of the Administrative Agent, the Collateral Agent and the Purchasers thereunder or (c) the ability of the Grantors, taken as a whole, to timely and fully perform their obligations under the Financing Documents.

“Pfizer Project Company”: as defined in the Preamble hereto.

“Pledged Stock”: the Capital Stock listed on Schedule 2, together with all other Capital Stock of (a) with respect to Pledgor, the Borrower and (b) with respect to any other Grantor, any Issuing Entity, in each case that may now or hereafter be issued or granted to, or owned or held by, such Grantor, including (i) all certificates representing any such Capital Stock, (ii) all rights to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable to such Grantor in respect thereof, including all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty due to or with respect to such Capital Stock, (iii) all equity interests, securities or other property received in connection with or as a result of exchange offers, recapitalizations of any type, contributions to capital, options or other rights relating to such Capital Stock, or issued or issuable in connection with or as a result of a split up, revision, reclassification, conversion or other like change of such Capital Stock or which otherwise are received in exchange for or in substitution of such Capital Stock and (iv) all rights, privileges, authority and power arising from such Grantor’s ownership of such Capital Stock, including all of such Grantor’s rights under any relevant Issuing Entity’s Governing Documents or otherwise to exercise and enforce every right, power, remedy, authority, option and privilege, or to give or receive any notice, consent, amendment, waiver or approval, on behalf of such Grantor relating to such Capital Stock and the relevant Issuing Entity.

“Pledgor”: as defined in the Preamble hereto.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Riverside Project Company”: as defined in the Preamble hereto.

“Santa Rita Project Company”: as defined in the Preamble hereto.

“Secured Obligations”: all Obligations (as defined in the Financing Agreement).

“Securities Act”: the Securities Act of 1933.

“Subsidiary Grantors”: (a) as of the Closing Date, the Bridgeport Project Company, the Central Project Company, the Pfizer Project Company, the Riverside Project Company, the Santa Rita Project Company and Yaphank and (b) each other Subsidiary of the Borrower that becomes a “Subsidiary Grantor” in accordance with the terms of Section 8.19.

“Subsidiary Guarantors”: (a) as of the Closing Date, the Bridgeport Project Company, the Central Project Company, the Pfizer Project Company, the Riverside Project Company and the Santa Rita Project Company and (b) each other Subsidiary of the Borrower that becomes a “Subsidiary Grantor” in accordance with the terms of Section 8.19.

“United States”: the United States of America.

“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Yaphank”: as defined in the Preamble hereto.

1.2           Other Definitional Provisions. The rules of interpretation set forth in Section 1.2 of the Financing Agreement are hereby incorporated by reference herein, mutatis mutandis, as if fully set forth herein. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2        GUARANTEE

2.1           Guarantee. Each Guarantor hereby, jointly and severally with the other Guarantors, absolutely and unconditionally, guarantees, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt and complete payment and performance of all Secured Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable, whether or not discharged, stayed or otherwise affected by any Debtor Relief Law or proceeding thereunder, whether created directly with the Collateral Agent or any other Secured Party or acquired by the Collateral Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

2.2           Right of Contribution and Reimbursement. If any payment shall be required to be made to the Collateral Agent or any Secured Party under this Agreement, the Subsidiary Guarantor hereby unconditionally and irrevocably agrees that it will contribute, to the maximum extent permitted by Applicable Law, such amounts to the Borrower so as to maximize the aggregate amount paid to the Collateral Agent or such Secured Parties under or in connection with the Financing Documents. The Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Subsidiary Guarantor to the Collateral Agent and the other Secured Parties, and the Subsidiary Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by the Subsidiary Guarantor hereunder. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, as the Borrower is part of an integrated financial enterprise to which the Borrower and the Subsidiary Guarantor are a party and the Subsidiary Guarantor will benefit, directly or indirectly, from the extensions of credit to the Borrower under the Financing Agreement, the Subsidiary Guarantor shall have a right of reimbursement and indemnity from the Borrower for any amount paid by the Subsidiary Guarantor in lieu of a right of contribution between the Subsidiary Guarantor and the Borrower.

2.3           No Subrogation. Notwithstanding any payment or payments made by any Guarantors hereunder, or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, or the receipt of any amounts by the Collateral Agent or any other Secured Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or the other Guarantors or against any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor in connection with the Guaranteed Obligations until payment in full of the Guaranteed Obligations and the termination of the Commitments. If any amount shall be paid to any Guarantor on account of such subrogation, reimbursement or contribution rights at any time prior to the payment in full of the Guaranteed Obligations and the termination of the Commitments, amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Financing Agreement.

2.4           Modification of Financing Documents, etc. Neither the Collateral Agent nor any other Secured Party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Agreement or any of the obligations of any Guarantor under this Agreement:

(a)           any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)           any action under or in respect of the Financing Agreement or any other Financing Document in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c)           any amendment to, or modification of, in any manner whatsoever, any Financing Document;

(d)           any extension or waiver of the time for performance by any Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Financing Document or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)           the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of or other dealing with any property pledged, mortgaged or conveyed, or in which the Collateral Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Guarantor, any other guarantor, the Borrower or any other Person to the Collateral Agent or the other Secured Parties;

(f)            the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor, the Borrower or any other Person to the Collateral Agent or any other Secured Party;

(g)           any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor, the Borrower or any other Person are subordinated to the claims of the Collateral Agent or any other Secured Party; or

(h)           any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor, the Borrower or any other Person to the Collateral Agent or any other Secured Party in such manner as the Collateral Agent or any other Secured Party shall determine in its reasonable discretion.

2.5           Nature of Guaranty.

(a)           Each Guarantor agrees that this Agreement is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Agreement shall be primary, absolute and unconditional, irrespective of, and unaffected by, and each Guarantor hereby irrevocably waives, to the extent not prohibited by Applicable Law, any defenses to enforcement it may have (now or in the future) by reason of:

(i)            the genuineness, legality, validity, regularity, enforceability or any future amendment of, or change in, or supplement to, the Financing Agreement, any other Financing Document, or any other agreement, document or instrument to which the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party (including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise);

(ii)           any action under or in respect of the Financing Agreement, any other Financing Document, in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges (including any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of any Loan Party under any Financing Document, any Interest Rate Agreement or any rescission, waiver, amendment or other modification of any Financing Document or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise);

(iii)          the absence of any action to enforce this Agreement, the Financing Agreement, any other Financing Document, or the waiver or consent by the Collateral Agent or any other Secured Party with respect to any of the provisions of this Agreement, the Financing Agreement, or any other Financing Document;

(iv)          the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Collateral Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(v)           any structural change in, restructuring of or other similar organizational change of the Borrower, any Guarantor, any other guarantors or any of their respective Subsidiaries or Affiliates;

(vi)          any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; or

(vii)         any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans, or any existence of or reliance on any representation by any Secured Party that might vary the risk of any guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety;

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Agreement shall not be discharged until the payment in full of the Guaranteed Obligations and the termination of the Commitments.

(b)        Each Guarantor represents, warrants and agrees that, to the extent permitted by Applicable Law, the Guaranteed Obligations and its obligations under this Agreement are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Collateral Agent, the other Secured Parties, any Guarantor or the Borrower whether now existing or which may arise in the future.

(c)           Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement, and all dealings among the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement.

2.6           Termination; Reinstatement.

(a)           Subject to clause (c) below, this Agreement shall remain in full force and effect until the payment in full of the Guaranteed Obligations and the termination of the Commitments.

(b)           No payment made by the Borrower, any Guarantor, any other guarantor or any other Person received or collected by the Collateral Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time, or from time to time, in reduction of, or in payment of, the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the payment in full of the Guaranteed Obligations and the termination of the Commitments.

(c)           Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any Collateral are required to be refunded by the Collateral Agent or any other Secured Party to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Agreement shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Agreement (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

2.7           Payments. Any payments by the Guarantors shall be made to the Collateral Agent, to be credited and applied to the Guaranteed Obligations in accordance with the Financing Documents, in immediately available Dollars to an account designated by the Collateral Agent or at the Collateral Agent’s Office, or at any other address that may be specified in writing from time to time by the Collateral Agent.

2.8           Waivers. To the extent permitted by Applicable Law, each Guarantor expressly, unconditionally and irrevocably waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)           any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Collateral Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against the Borrower, any Guarantor, any other guarantor or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b)           any defense based upon the failure of the Collateral Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against the Borrower, any Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)           any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Collateral Agent or the other Secured Parties of this Agreement;

(d)           any right of diligence, presentment, demand, protest and notice of whatever kind or nature (except as specifically required herein or in the other Financing Documents) with respect to any of the Guaranteed Obligations or any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto;

(e)           any and all rights to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of acceptance of, or proof of reliance upon, this Agreement by the Collateral Agent or any other Secured Party; and

(f)            any defense or right of setoff or recoupment or counterclaim (other than a defense of payment) against or in respect of the Guaranteed Obligations;

Each Guarantor agrees that any notice or directive given at any time to the Collateral Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Collateral Agent or such Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless the Collateral Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Financing Agreement, the other Financing Documents, and, but for this Agreement and such waivers, the Collateral Agent and other Secured Parties would decline to enter into the Financing Agreement, and the other Financing Documents.

2.9        Demand by the Collateral Agent. In addition to the terms set forth in this Section 2 and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Collateral Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

2.10         Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Collateral Agent may, or upon the request of the Required Lenders, the Collateral Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Collateral Agent hereunder, under the Financing Agreement, the other Financing Documents or otherwise.

2.11         Benefits of Guaranty. The provisions of this Agreement are for the benefit of the Collateral Agent and the other Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and its Subsidiaries, the Collateral Agent and the other Secured Parties, the obligations of the Borrower and its Subsidiaries under the Financing Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Collateral Agent or any other Secured Party to any Person or Persons as permitted under the Financing Agreement, any reference to an “Collateral Agent”, or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.

2.12         Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Debtor Relief Laws after giving effect to Section 2.2. To that end, but only in the event and to the extent that after giving effect to Section 2.2, such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) or any payment made pursuant to such Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) would, but for the operation of the first sentence of this Section 2.12, be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws after giving effect to Section 2.2, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Secured Parties) unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.12 and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.12 shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2.12 is intended solely to preserve the rights of the Secured Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by Debtor Relief Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

SECTION 3        GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in the following property, whether now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations; provided that the grant by Pledgor pursuant to this Section 3 shall be solely with respect to the Collateral specified in Section 3.1(q) (but only to the extent that such Investment Property consists of Pledged Stock) and Section 3.1(u) (but only to the extent relating to the Pledged Stock and set forth in Section 3.1(u)):

(a)               all Accounts;

(b)               all Account Collateral;

(c)               all Chattel Paper;

(d)               all Collateral Accounts;

(e)	all Commercial Tort Claims from time to time specifically described on Schedule 5.8;

(f)	all Contracts;

(g)	all Deposit Accounts;

(h)	all Documents;

(i)	all Equipment;

(j)	all Fixtures;

(k)	all General Intangibles;

(l)	all Goods;

(m)	all Instruments;

(n)	all Insurance Policies;

(o)	all Intellectual Property;

(p)	all Inventory;

(q)	all Investment Property;

(r)	all Letter-of-Credit Rights;

(s)	all Permits;

(t)	all Software; and

(u)	to the extent not otherwise included:

(i)            with respect to each Grantor (other than the Pledgor), all accessions to, substitutions for and replacements, Supporting Obligations, Proceeds, insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(ii)           with respect to the Pledgor, all accessions to, substitutions for and replacements, Supporting Obligations (as defined in the UCC), and Proceeds (as defined in the UCC) of the foregoing clause (q) (to the extent relating to the Pledged Stock of Pledgor).

provided, however, that notwithstanding any of the other provisions set forth in this Agreement or any other Financing Document, this Agreement shall not constitute a grant of a security interest in any property to the extent such property is, at any time, but only for so long as such property is, an Excluded Asset.

SECTION 4        REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Financing Agreement and the other Financing Documents and to induce the Lenders to make their respective extensions of credit to the Borrower under the Financing Agreement and the other Secured Parties to enter into the other Financing Documents, each Grantor hereby represents and warrants to the Collateral Agent, the Administrative Agent and the other Secured Parties, as of the Closing Date and all other applicable dates (if any) specified in the applicable Financing Documents, that:

4.1           Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Collateral of such Grantor is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, as contemplated by this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien and except as otherwise permitted by the Financing Agreement.

4.2           Perfected First Priority Liens. This Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral of such Grantor and the proceeds thereof. In the case of any Pledged Stock that is a Certificated Security, when all certificates representing any such Pledged Stock are delivered to the Collateral Agent together with transfer powers duly indorsed in blank, (b)  the other Collateral that can be perfected by the filing of financing statements under the UCC, when financing statements specified on Schedule 3 (which the Collateral Agent is authorized to file) are filed in the offices specified on Schedule 3, (c) the Collateral Accounts and the related Account Collateral, when the Account Control Agreement is executed and delivered by the parties thereto, and (d) to the extent applicable, all other actions required by Sections 5.1, 5.7(c) and 5.8 have been duly taken, the security interest created under this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of each Grantor in such Collateral and the Proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person except Permitted Liens.

4.3           Jurisdiction of Organization; Chief Executive Office. As of the Closing Date, such Grantor’s legal name, type of organization, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has no trade names other than any trade names that have been disclosed in writing to the Collateral Agent and the Administrative Agent. Such Grantor has furnished to the Collateral Agent and the Administrative Agent (x) a certified certificate of formation, limited liability company agreement or other Governing Document, and each amendment thereto or restatement thereof, each of which is valid and in full force and effect, and (y) a long-form good standing certificate as of a date which is recent to the date hereof.

4.4           Inventory and Equipment. As of the Closing Date, the Inventory and the Equipment owned by such Grantor (other than Pledgor) with a value in excess of $1,000,000 (other than any mobile goods or goods in transit or any Equipment in the possession of third parties in the ordinary course of business or at another location being serviced or repaired) are kept at one or more of the locations listed on Schedule 3.4 and the sites of the Projects and are not in the possession of any bailee or warehouseman.

4.5           Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6           Investment Property.

(a)           The Pledged Stock pledged by such Grantor hereunder constitutes all the issued and outstanding shares of all classes of the Capital Stock of each relevant Issuing Entity owned by such Grantor.

(b)           None of the Pledged Stock are subject to any voting trust, shareholder agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting agreement, other than limited liability company agreements, partnership agreements or other Governing Documents of the relevant Issuing Entity.

(c)           As of the Closing Date, all Pledged Stock listed on Schedule 3.6(c) are Certificated Securities and all certificates representing such Pledged Stock expressly provide (and the Governing Documents pursuant to which they are issued expressly provide) that such interests are “securities” governed by Article 8 of the UCC as in effect in any relevant jurisdiction. Each Governing Document pursuant to which any Pledged Stock constituting limited liability company interests is issued permits the Collateral Agent or its nominee or assignee to become a member of the limited liability company without the necessity of any consent of any member or any other action other than the agreement to be bound by the terms and conditions of such Governing Documents.

4.7           Receivables.

(a)           No amount payable to such Grantor (other than Pledgor) under or in connection with any Receivable with a value in excess of $1,000,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent, or, in the case of Electronic Chattel Paper, with respect to which the Collateral Agent does not have “control” within the meaning of Section 9-105 of the UCC.

(b)           None of the obligors on any Receivables of such Grantor (other than Pledgor) with a value in excess of $1,000,000 is a Governmental Authority except as notified in writing to the Collateral Agent.

4.8           Contracts. No amount in excess of $1,000,000 payable to such Grantor (other than Pledgor) under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

4.9           Commercial Tort Claims.

(a)           Except to the extent listed in Schedule 4.8, no Grantor (other than Pledgor) has rights in any Commercial Tort Claim with a reasonably expected value in excess of $1,000,000.

Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.8 hereof against such Grantor (other than Pledgor) in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from such Grantor, which security interest shall be prior to all other Liens on such Collateral except for Permitted Liens.

4.10         Pledgor Representations. In the case of Pledgor:

(a)           Pledgor (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the limited partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Pledgor has the limited partnership power and authority, and the legal right, to make, deliver and perform the Financing Documents to which it is a party and to grant the security interests contemplated by this Agreement, and has taken all necessary limited partnership action to authorize the execution, delivery and performance of the Financing Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Financing Documents to which Pledgor is a party, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) the filings referred to in Schedule 3, (iii) consents, authorizations, filings and notices required by securities, regulatory or other applicable law in connection with an exercise of remedies and (iv) consents, authorizations, filings and notices which, if not obtained or made, would not reasonably be expected to result in a Material Adverse Effect. This Agreement has been, and each other Financing Document to which it is a party will be, duly executed and delivered on behalf of Pledgor. This Agreement constitutes, and each other Financing Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)           The execution, delivery and performance of the Financing Documents to which Pledgor is a party and the consummation of the transactions contemplated hereby or by any other Financing Document to which it is a party (x) will not conflict with or result in a violation or breach of any terms of (i) any Requirement of Law or (ii) any Contractual Obligation of Pledgor, except in the case of clause (ii), any such conflict, violation or breach that would not reasonably be expected to have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien on any of its material properties or revenues or any Pledged Stock owned by Pledgor pursuant to any Requirement of Law or any such Contractual Obligation (other than pursuant to this Agreement or the other Security Documents and Permitted Liens).

(d)           No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Pledgor, threatened by or against Pledgor or any of its properties or revenues that would reasonably be expected to have a Material Adverse Effect.

(e)           Pledgor is the direct owner of 100% of the Capital Stock of the Borrower.

(f)            Pledgor is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Pledgor is not subject to regulation under the Federal Power Act, as amended, or any other Federal or state energy regulatory laws as a “public utility” (or similar term).

(g)           Pledgor is not engaged in any business, operations or other activity other than those businesses, operations or other activities permitted pursuant to Section 5.17 of the Financing Agreement.

SECTION 5        COVENANTS

Each Grantor covenants and agrees with the Collateral Agent, the Administrative Agent and the Secured Parties that:

5.1           Delivery of Instruments, Certificated Securities and Chattel Paper; Uncertificated Securities and Electronic Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $1,000,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper in physical form, such Grantor shall, or shall cause, such Instrument, Certificated Security or Chattel Paper in physical form to be delivered to the Collateral Agent, duly indorsed in the case of Instruments and Certificated Securities in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, provided, however, that all certificates in respect of any Pledged Stock that is a certificated security shall be delivered to the Collateral Agent pursuant to Section 5.5. If any amount payable under or in connection with any of the Collateral in excess of $1,000,000 shall be represented by Electronic Chattel Paper or an Uncertificated Security, such Grantor shall take such steps, or cause such steps to be taken, as shall be necessary for the Collateral Agent to have “control” of such Electronic Chattel Paper within the meaning of Section 9-105 of the UCC and “control” of such Uncertificated Security within the meaning of Section 8-106(c) of the UCC.

5.2           Payment of Obligations. The Pledgor will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material payment obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate dispute resolution or other proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Pledgor.

5.3           Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except to the extent any action to perfect a security interest in any property of the Grantors is not required pursuant to Section 5.3(b)) having at least the priority described in Section 4.2, subject to the rights of such Grantor to dispose of the Collateral solely as permitted pursuant to the terms of the Financing Documents.

(b)           Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith, in each case as the Collateral Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary (or, in the case of procuring actions of third parties, using commercially reasonable efforts to procure such actions) to enable the Collateral Agent to obtain “control” (within the meaning of the applicable provision of the UCC) with respect thereto.

5.4           Changes in Name, etc. Such Grantor will not, except upon ten (10) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements (executed where appropriate) and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 4.3 or (ii) change its name.

5.5           Investment Property.

(a)           If such Grantor shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock of any Issuing Entity, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent or in blank, if required, together with an undated transfer power covering such certificate duly executed in blank by such Grantor to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b)           Except as permitted by the Financing Agreement and permitted by (if addressed therein, or if not addressed, not prohibited) the other applicable Financing Documents, without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any relevant Issuing Entity that is a Grantor to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any relevant Issuing Entity that is a Grantor, unless such Capital Stock or securities are pledged to the Collateral Agent hereunder or (ii) enter into any agreement or undertaking which could materially impair the Collateral Agent’s right or ability to sell, assign or transfer any of the Investment Property or Proceeds thereof, subject to such Grantor’s rights to dispose of the Investment Property upon the occurrence and during the continuation of an Event of Default to the extent permitted under the Financing Agreement and the other applicable Financing Documents.

(c)           In the case of each Grantor (other than Pledgor) which is an issuer of Pledged Stock, such issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.6           Receivables. Except as otherwise provided in Section 6.1, such Grantor (other than Pledgor) shall continue to collect, at its own expense, all amounts due or to become due to such Grantor (other than Pledgor) under the Receivables.

5.7           Intellectual Property.

(a)           Such Grantor (other than Pledgor) shall take commercially reasonable actions to maintain the value and validity of all Intellectual Property owned by it, except to the extent the failure to take any such action would not reasonably be expected to have a Material Adverse Effect.

(b)           Such Grantor (other than Pledgor) will notify the Collateral Agent and the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s (other than Pledgor) ownership of, or the validity of, any material Intellectual Property or such Grantor’s (other than Pledgor) right to register the same or to own and maintain the same, except to the extent that any such forfeiture, abandonment or dedication to the public or adverse determination or development would not reasonably be expected to have a Material Adverse Effect.

(c)           Whenever such Grantor (other than Pledgor), either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor (other than Pledgor) shall report such filing to the Collateral Agent within thirty (30) days after the last day of the month in which such filing occurs. Upon request of the Collateral Agent, such Grantor (other than Pledgor) shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor (other than Pledgor) relating thereto or represented thereby (but subject to the limitations set forth in the proviso to Section 5.3(c)).

5.8           Commercial Tort Claims. If such Grantor (other than Pledgor) shall obtain an interest in any Commercial Tort Claim with a reasonably expected value in excess of $1,000,000, such Grantor (other than Pledgor) shall within thirty (30) days of obtaining such interest sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

5.9           Letter-of-Credit Rights. If such Grantor (other than Pledgor) becomes a beneficiary of (x) a letter of credit provided by a counterparty to a Permitted Secured Commodity Hedge and Power Sales Agreement with a value greater than $1,000,000 or (y) any other letter of credit with a value greater than $1,000,000, it shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and, if applicable, take any actions requested by the Collateral Agent in accordance with Section 5.3(c); provided that this Section 5.9 shall not apply to any letter of credit constituting a “supporting obligation” under Section 9-102(a)(78) of the UCC.

5.10         Pledgor Covenants. In the case of Pledgor:

(a)           Maintenance of Existence; Compliance. (i) (A) Pledgor shall preserve, renew and keep in full force and effect its organizational existence and (B) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (B) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Separateness. Pledgor shall:

(i)            maintain deposit accounts or accounts, separate from those of any Affiliate of Pledgor with commercial banking institutions and will not commingle its funds with those of any Affiliate of Pledgor;

(ii)           act solely in its name and through its duly authorized officers, managers, representatives or agents in the conduct of its businesses;

(iii)          conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (without limiting the generality of the foregoing, all oral and written communications (if any), including invoices, purchase orders, and contracts);

(iv)          obtain proper authorization from member(s), director(s) and manager(s), as required by its limited liability company agreement for all of its limited liability company actions; and

(v)           comply in all material respects with the terms of its limited partnership agreement.

SECTION 6        REMEDIAL PROVISIONS

6.1           Certain Matters Relating to Receivables. After the occurrence and during the continuance of an Event of Default, the Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables pledged hereunder in accordance with Section 5.6, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained by the Collateral Agent, subject to a control agreement if required, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.

6.2           Communications with Obligors; Grantors Remain Liable.

(a)           The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables pledged hereunder and parties to the Contracts pledged hereunder to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables or Contracts.

(b)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts pledged hereunder have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts pledged hereunder to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under any of such Receivables and Contracts. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d)           Each Grantor hereby consents, on its behalf and on behalf of its Subsidiaries that are Grantors, to the collateral assignment and pledge to the Collateral Agent for the benefit of the Secured Parties of each of the Contracts pledged hereunder to which it is a party by any other Grantor hereunder.

6.3           Pledged Stock.

(a)           Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock, in each case paid in the normal course of business of the relevant Issuing Entity or maker and consistent with past practice, to the extent permitted in the Financing Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would materially impair the Pledged Stock or which conflicts with or results in any violation of any provision of the Financing Agreement, this Agreement or any other Financing Document.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall have given written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property pledged hereunder and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine, and (ii) such Grantor shall or shall cause any or all of such Investment Property to be registered in the name of the Collateral Agent or its nominee, as applicable, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant issuer or issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any issuer, or upon the exercise by such Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to such Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each relevant Issuing Entity of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying, and (ii) pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent upon the occurrence and during the continuance of an Event of Default.

6.4           Proceeds to be Turned Over to the Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables pledged hereunder, if an Event of Default shall occur and be continuing, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account maintained by the Collateral Agent, subject to a control agreement, if required. All Proceeds while held by the Collateral Agent in any such collateral account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as Collateral for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5           Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting cash, checks or near-cash items, whether or not held in any collateral account, in payment of the Secured Obligations.

6.6           UCC and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, for the benefit of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC as in effect in any applicable jurisdiction or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request upon the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

6.7           Sale of Pledged Stock.

(a)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(b)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done, and to cause the relevant Issuing Entities to do or cause to be done, all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to Section 6.6 or this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law; provided, however, that no Grantor shall be required to, or to cause any issuer to, take actions to register any Pledged Stock to be sold under the provisions of the Securities Act, or provisions of the securities laws of any other jurisdiction, except that nothing in this proviso shall restrict in any way the rights of the Collateral Agent to conduct a public sale of any Pledged Stock. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

6.8           Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any other Grantor shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

6.9           Deficiency. Each Grantor (other than the Pledgor) shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 7        THE COLLATERAL AGENT

7.1           Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2           Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC as in effect in any applicable jurisdiction or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. The Collateral Agent acknowledges that as of the Closing Date it holds the Pledged Stock identified on Schedule 3.6(d), together with undated transfer powers, at its address for notices set forth in Section 8.2.

7.3              Authorization to File Financing Statements.

(a)               Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and continuation statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines reasonably necessary or appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor (other than the Pledgor and the Borrower) authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets,” in each case “whether now owned or hereafter acquired and wherever located,” in any such financing statements. The Borrower authorizes the Collateral Agent to use the collateral description in Section 4 hereof and to include the exclusions described in clause (ii) of the proviso thereof. Pledgor authorizes the Collateral Agent in any such financing statements to use the collateral descriptions in the subsections of Section 4 hereof referred to in clause (i) of the proviso of the introductory paragraph of Section 3 herein but such collateral description does not have to exclude or describe as excluded any property described in the proviso after the last item of Collateral in Section 3 herein, including, without limitation, the Excluded Assets. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the Closing Date.

(b)               At any time and from time to time, upon the request and at the sole cost and expense of any Grantor, the Collateral Agent shall execute and deliver to such Grantor or otherwise authorize the filing of such instruments as such Grantor shall reasonably request, including any financing statement amendment, to confirm, evidence or otherwise reflect in the public record the exclusion from the Collateral of all or any portion of the property of such Grantor that does not constitute Collateral.

7.4              Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8        MISCELLANEOUS

8.1           Amendments in Writing.

(a)           None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.10 of the Financing Agreement.

(b)           Notwithstanding the provisions of Section 8.1(a), the Grantors and the Collateral Agent (at the direction of the Administrative Agent) may (but shall have no obligation to) amend or supplement this Agreement or the Security Documents without the consent of any other Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii)  to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Financing Agreement and permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the other applicable Financing Documents; (iii) to correct any typographical errors or other similar mistakes that do not modify the intended rights and obligations of the parties hereto; (iv) to provide for, evidence or effectuate other actions that are permitted by the Financing Agreement and not otherwise prohibited by this Agreement and the other applicable Financing Documents.

8.2           Notices. All notices, requests and demands to or upon the Collateral Agent, the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.1 of the Financing Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth in Schedule 1.

8.3           No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4           Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees, on a joint and several basis, to pay or reimburse the Collateral Agent and the Administrative Agent for all their costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Financing Documents to which such Grantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Collateral Agent and the Administrative Agent.

(b)           Each Grantor agrees to pay, on a joint and several basis, and to save the Collateral Agent, the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, on a joint and several basis, and to save the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.4 of the Financing Agreement. To the extent that the foregoing undertakings to pay, indemnify and save harmless may be unenforceable in whole or in part because they violate any law or public policy, each Grantor shall contribute the maximum portion that it is permitted to contribute under applicable law to the payment and satisfaction of all indemnifiable liabilities incurred.

(d)           The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Financing Agreement and the other Financing Documents.

(e)           Without prejudice to the rights provided to the Collateral Agent under any of the provisions of this Agreement, when the Collateral Agent incurs expenses or renders services after an Event of Default occurs and is continuing, the expenses and the compensation for the services (including the fees and expenses of its agents and outside counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

8.5           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6           Set-Off. In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Secured Obligations becoming due and payable by any Grantor and not paid by such Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Secured Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Purchaser agrees promptly to notify the relevant Grantor and the Collateral Agent and the Administrative Agent after any such application made by such Purchaser, provided that the failure to give such notice shall not affect the validity of such application.

8.7           Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.8           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9           Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10         Integration. This Agreement and the other Financing Documents represent the agreement of the Grantors, the Collateral Agent, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, the Administrative Agent and the other Secured Parties relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Financing Documents.

8.11         GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY DISPUTE OR CLAIMS ARISING IN CONNECTION THEREWITH SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12         Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Financing Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, in each case, located in New York County;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13         Acknowledgements. Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents to which it is a party;

(b)           neither the Collateral Agent, the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14         Releases.

(a)           Upon the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Upon such termination, at the request and sole expense of any Grantor, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor or otherwise authorize the filing of such documents as such Grantor shall reasonably request, including any financing statement amendment, to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Financing Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or authorize the filing of other documents reasonably necessary for the release of the Liens created hereby on such Collateral, and at the request and sole expense of the Borrower, a Grantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Financing Agreement, provided that in each case such Grantor shall have delivered to the Collateral Agent and the Administrative Agent, at least five (5) Business Days (or such shorter period as agreed by the Collateral Agent) prior to the date of the proposed release, a written request for release identifying the relevant Collateral or Grantor and the terms of the sale or other disposition in reasonable detail (subject to any applicable confidentiality restrictions), together with a certification by the Borrower stating that such transaction is in compliance with the terms of all of the Financing Documents and that the proceeds of such Collateral will be applied in accordance with the terms of the Financing Documents, if applicable.

8.15         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16         Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of any act or obligation hereunder arising out of or caused by, directly or indirectly, force majeure events beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war, other military disturbances or terrorism, earthquakes, fire, flood, sabotage, epidemics, riots, nuclear or natural catastrophes or acts of God, labor disputes, acts of civil or military authority and governmental action, or the unavailability of the Federal Reserve Board wire systems and interruptions, loss or malfunctions of utilities, communications facilities or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

8.17         Consequential Damages. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the parties hereto be liable under or in connection with this Agreement for indirect, special, exemplary, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if such party has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

8.18         Acknowledgment and Consent to Bail-in Action. Notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other agreement; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

8.19         Joinder of Additional Grantors. Upon the execution and delivery by any Subsidiary of the Borrower of a joinder agreement substantially in the form of Exhibit A hereto (each a “Grantor Supplement”), (a) such Subsidiary shall become a Grantor with the same force and effect as if originally named as a Grantor herein, and each reference in this Agreement to a “Grantor” or a “Subsidiary Grantor” shall also mean and be a reference to such Subsidiary, and each reference in any other Financing Document to a “Grantor” or “Subsidiary Grantor” shall also mean and be a reference to such Subsidiary; (b) each reference herein or in any of the other Financing Documents to “Collateral” shall also mean and be a reference to the Collateral granted by such Subsidiary pursuant to the terms of the Security Documents (including as supplemented by the Grantor Supplement); and (c) each reference herein to “this Agreement”, “hereunder”, “hereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Grantor Supplement. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Omnibus Guarantee, Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

FUELCELL ENERGY FINANCE, LLC

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Executive Vice President, Chief Financial Officer

FUELCELL ENERGY OPCO FINANCE 1, LLC

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Executive Vice President, Chief Financial Officer

BRIDGEPORT FUEL CELL, LLC

By:	FuelCell Energy Opco Finance 1, LLC
Its:	Sole Member

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Executive Vice President, Chief Financial Officer

GROTON FUEL CELL 1, LLC

By:	FuelCell Energy Opco Finance 1, LLC
Its:	Sole Member

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Executive Vice President, Chief Financial Officer

FCE - Signature Page to Omnibus Pledge and Security Agreement

RIVERSIDE FUEL CELL, LLC

By:	FuelCell Energy Opco Finance 1, LLC
Its:	Sole Member

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Executive Vice President, Chief Financial Officer

FUELCELL YT HOLDCO, LLC

By:	FuelCell Energy Opco Finance 1, LLC
Its:	Sole Member

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Executive Vice President, Chief Financial Officer

New Britain Renewable Energy, LLC

By:	FuelCell Energy Opco Finance 1, LLC
Its:	Sole Member

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Executive Vice President, Chief Financial Officer

INVESTEC BANK PLC,
as Collateral Agent

By:	/s/ Steven Cowland
Name: Steven Cowland
Title: Authorised Signatory

By:	/s/ Shelagh Kirkland
Name: Shelagh Kirkland
Title: Authorised Signatory

EXHIBIT A

[FORM OF GRANTOR SUPPLEMENT]

THIS SUPPLEMENT AGREEMENT (this “Agreement”), dated as of _________ __, 20__, is entered into by ___________, a _____________ as a Grantor or Subsidiary Grantor and acknowledged by FUELCELL ENERGY OPCO FINANCE 1, LLC, a Delaware limited liability company (the “Borrower”) and INVESTEC BANK PLC, in its capacity as Collateral Agent for the Secured Parties (the “Collateral Agent”) under the Omnibus Guarantee, Pledge and Security Agreement (as defined below). Capitalized terms used herein without definition shall have the meaning assigned to them in the Omnibus Guarantee, Pledge and Security Agreement.

Reference is made to the Omnibus Guarantee, Pledge and Security Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge and Security Agreement”), dated as of May 19, 2023 by and among the Pledgor, Borrower, the Subsidiary Grantors party thereto and the Collateral Agent.

Pursuant to the terms of certain of the Financing Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Omnibus Guarantee, Pledge and Security Agreement. Section 8.19 of the Omnibus Guarantee, Pledge and Security Agreement provides that such Subsidiaries may become party to the Omnibus Guarantee, Pledge and Security Agreement by execution and delivery of an instrument in the form of this Agreement. The undersigned Subsidiary (the “New Subsidiary Grantor”) is executing this Agreement in accordance with the requirements of the Financing Documents.

The New Subsidiary Grantor hereby agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

(1)       The New Subsidiary Grantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary Grantor will be deemed to be a party to the Pledge and Security Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Grantor, and the New Subsidiary Grantor hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable hereby to it as a Grantor, New Subsidiary Grantor or Financing Party, as applicable, contained in the Omnibus Guarantee, Pledge and Security Agreement and the other Security Documents. Each reference to a “Grantor” or “Subsidiary Grantor” in the Omnibus Guarantee, Pledge and Security Agreement shall be deemed to include the New Subsidiary Grantor.

(3)       As of the date hereof, the New Subsidiary Grantor’s legal name, type of organization, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of the New Subsidiary Grantor’s chief executive office or sole place of business or principal residence, as the case may be, is specified on the supplement to Schedule 4 of the Pledge and Security Agreement attached hereto. As of the date hereof, to the knowledge of the New Subsidiary Grantor, the New Subsidiary Grantor has no trade names other than any trade names that have been disclosed in writing to the Collateral Agent and the Administrative Agent. The New Subsidiary Grantor has furnished to the Administrative Agent (x) a certified charter, certificate of incorporation, certificate of formation, limited liability company agreement or other organizational document, and each amendment thereto or restatement thereof, each of which is valid and in full force and effect and (y) a long-form good standing certificate as of a date which is recent to the date hereof.

(4)       As of the date hereof, the Inventory and the Equipment owned by the New Subsidiary Grantor with a value in excess of $1,000,000 (other than any mobile goods or goods in transit or any Equipment in the possession of third parties in the ordinary course of business or at another location being serviced or repaired) are kept at one or more of the locations listed on the supplement to Schedule 3.4 of the Pledge and Security Agreement attached hereto and the sites of the Projects and are not in the possession of any bailee or warehouseman.

(5)       As of the date hereof, except to the extent listed in the supplement to Schedule 4.8 of the Pledge and Security Agreement attached hereto, the New Subsidiary Grantor has no rights in any Commercial Tort Claim with a reasonably expected value in excess of $1,000,000.

(6)       The New Subsidiary Grantor hereby makes each other representation and warranty set forth in Section 4 of the Omnibus Guarantee, Pledge and Security Agreement with respect to itself.

(7)       Any notice, request or demand to or upon the New Subsidiary Grantor shall be addressed to such New Subsidiary Grantor at its notice address set forth in the supplement to Schedule 1 of the Omnibus Guarantee, Pledge and Security Agreement attached hereto.

(8)       This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

(9)       Except as expressly supplemented hereby, the Omnibus Guarantee, Pledge and Security Agreement shall remain in full force and effect.

(10)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

(11)       The Borrower agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent as required by the applicable Financing Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary Grantor and the Borrower have caused this Agreement to be duly executed by its authorized representative, and the Collateral Agent has caused the same to be acknowledged by its authorized representative, as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

FUELCELL ENERGY OPCO FINANCE 1, LLC,
as Borrower

By:
Name:
Title:

INVESTEC BANK PLC,
as Collateral Agent

By:
Name:
Title:

SUPPLEMENT TO OMNIBUS GUARANTEE, PLEDGE AND SECURITY AGREEMENT SCHEDULE 1

SUPPLEMENT TO OMNIBUS GUARANTEE, PLEDGE AND SECURITY AGREEMENT SCHEDULE 4

SUPPLEMENT TO OMNIBUS GUARANTEE, PLEDGE AND SECURITY AGREEMENT SCHEDULE 3.4

SUPPLEMENT TO OMNIBUS GUARANTEE, PLEDGE AND SECURITY AGREEMENT SCHEDULE 4.8